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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              DIGITAL IMPACT, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                    94-3286913
(State of incorporation or organization)               (I.R.S. Employer
                                                       Identification No.)

177 BOVET ROAD, SUITE 200, SAN MATEO, CALIFORNIA             94402
(Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
                                (Title of class)

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Item 1. Description of Registrant's Securities to be Registered

        Digital Impact, Inc. (the "Registrant") incorporates by reference the description of its securities to be registered hereunder contained under the headings "Description of Capital Stock" and "Shares Eligible for Future Sale" contained in the Registrant's Registration Statement on Form S-1, (File Number 333-87299).

Item 2. Exhibits

        The following exhibits are filed as a part of this registration statement:

 1.1      Registration Statement on Form S-1, filed on September 17, 1999
 3.1*     Certificate of Incorporation
 3.2*     Amended and Restated Certificate of Incorporation of the Registrant to
          be filed promptly after the closing of the offering.
 3.3      Bylaws of the Registrant
 4.1*     Specimen Common Stock Certificate.
 4.2*     Amended and Restated Investor Rights Agreement.

----------------------
* Incorporated by reference to the Exhibits of the same number to the S-1 Registration Statement.

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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: October 22, 1999                      DIGITAL IMPACT, INC.


                                            By: /s/ William C. Park
                                               ---------------------------------
                                               William C. Park
                                               Chief Executive Officer